Exhibit 23.1

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Form F-3 Registration Statement (File No. 333-228182) dated November 14, 2018 of China Ceramics Co., Ltd., and its subsidiaries (collectively, the “Company”) of our report dated May 4, 2018, relating to the consolidated financial statements of the Company, which appears in the Annual Report on Form 20-F of the Company for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited

Hong Kong, China

November 14, 2018